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                                                                   EXHIBIT 10.11


                        BROWNING-FERRIS INDUSTRIES, INC.

                         RESTATED 1990 STOCK OPTION PLAN



         1. PURPOSE. The 1990 Stock Option Plan (the Plan) is to benefit Browning-Ferris Industries, Inc. (the "Company") and its subsidiary corporations through the maintenance and development of its management by offering certain executives, key employees, directors and affiliates a favorable opportunity to become owners of the Common Stock, $.16-2/3 par value, of the Company and is intended to advance the best interests of the Company by providing such persons with additional incentive by increasing their proprietary interest in the success of the Company and its subsidiary corporations.

         2. ADMINISTRATION. Except as provided in Paragraph 4, the Plan shall be administered by the Compensation Committee of the Board of Directors of the Company or by another committee designated to act by the Board of Directors (the "Committee"), which Committee shall consist of not less than three members. Meetings shall be held at such times and places as shall be determined by the Committee. A majority of the members of the Committee shall constitute a quorum for the transaction of business, and the vote of a majority of those members present at any meeting shall decide any question brought before that meeting. In addition, the Committee may take any action otherwise proper under the Plan by the unanimous written consent of its members. No member of the Committee shall be liable for any act or omission of any other member of the Committee or for any act or omission on his own part, including but not limited to the exercise of any power or discretion given to him under the Plan, except those resulting from his own gross negligence or willful misconduct. All questions of interpretation and application of the Plan, or of options granted hereunder (the "Options"), shall be subject to the determination, which shall be final and binding of a majority of the whole Committee.

         3. OPTION SHARES. The stock subject to the Options and other provisions of the Plan shall be shares of the Company's Common Stock, $.16-2/3 par value (the "Stock"). The total amount of the Stock with respect to which Options may be granted under this Plan shall not exceed in the aggregate Four Million (4,000,000) shares; provided, that the class and aggregate number of shares of Stock which may be subject to Options granted hereunder shall be subject to adjustment in accordance with the provisions of Paragraph 16 hereof. Such shares of Stock may be treasury shares or authorized but unissued shares of Stock. In the event that any outstanding Option for any reason shall expire or is terminated or cancelled the shares of Stock allocable to the unexercised portion of such Option may again be subject to an Option under the Plan.

         4. AUTHORITY TO GRANT OPTIONS. Options granted under the Plan may, in the discretion of the Committee, be either incentive stock options as defined in
Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"), or non-qualified stock options. Each stock option agreement shall specifically state, for each Option granted thereunder, whether the



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Option is an incentive stock option or a non-qualified option but any Option not designated by the Committee as an incentive stock option shall be a non-qualified stock option. In no event, however, shall both an incentive stock option and a non-qualified stock option be granted together under the Plan in such a manner that the exercise of one Option affects the right to exercise the other. No Options shall be granted under the Plan subsequent to December 3, 2000. Except as provided in Paragraph 6, all provisions of this Plan apply to both incentive and non-qualified options. In the event that any member of the Committee is to be granted Options under the Plan, then said grant shall be made by the Executive Committee of the Board of Directors of the Company (the "Executive Committee"). The Executive Committee's actions in such instances shall be governed by each of the provisions of the Plan to the extent applicable to the Committee; provided, however, that any member of the Committee who also serves on the Executive Committee shall not vote on the granting of any Options to himself. The total amount of Stock with respect to which Options may be granted under the Plan to directors of the Company as a group shall not exceed in the aggregate forty (40) percent of the total number of shares with respect to which Options may be granted pursuant to Paragraph 3 of the Plan; provided, that the class and the aforesaid maximum number of shares shall be subject to adjustments in accordance with the provisions of Paragraph 16 hereof. The only Options under the Plan which may be granted are those which either (i) are granted after adoption of the Plan and are conditioned upon approval of the Plan by the stockholders of the Company within twelve months of such adoption or (ii) are granted after both adoption of the Plan and approval thereof by the stockholders of the Company within twelve months after the date of such adoption all as provided in Paragraph 20 hereof.

         5. ELIGIBILITY FOR STOCK OPTIONS. Except as provided in Paragraph 6(iv), the individuals who shall be eligible to receive Options under the Plan shall be all employees, directors and affiliates of the Company or of any subsidiary corporation. For all purposes of the Plan:

         (i) The term "subsidiary corporation" shall mean any corporation of which the Company is the "parent corporation" as that term is defined in Section 425(e) of the Code; and

         (ii) The term "affiliate" shall mean a person controlling, controlled by or under common control with the Company or any of its subsidiary corporations. An "affiliate" includes a person who is a party to a written consulting agreement with the Company or any of its subsidiary corporations and includes any person who is a director of the Company.

         6. PROVISIONS APPLICABLE TO INCENTIVE STOCK OPTIONS. The following provisions shall apply only to incentive stock options granted under the Plan:

         (i) No incentive stock option shall be granted to any employee who, at the time such Option is granted, owns, within the meaning of Section 422A(b) (6) of the Code, stock possessing more than 10 percent of the total combined voting power of all classes of Stock of the Company or any of its subsidiaries, except that

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                  such an Option may be granted to such an employee if at the time the Option is granted the option price is at least 110 percent of the fair market value of the Stock (determined in accordance with Paragraph 7) subject to the Option, and the Option by its terms is not exercisable after the expiration of five years from the date the Option is granted.

         (ii) To the extent that the aggregate fair market value of stock with respect to which incentive stock options (without regard to this subparagraph) are exercisable for the first time by any individual during any calendar year (under all plans of the Company) exceeds $100,000, such Options shall be treated as Options which are not incentive stock options. This subparagraph shall be applied by taking Options into account in the order in which they were granted. If some but not all Options granted on any one day are subject to this subparagraph, then such Options shall be apportioned between incentive stock option and non-qualified stock option treatment in such manner as the Committee shall determine.
                  For purposes of this subparagraph, the fair market value of any stock shall be determined, in accordance with Paragraph 7, as of the date the Option with respect to such Stock is granted .

         (iii) No incentive stock option granted under the Plan shall be exercisable any sooner than one year from the date of grant.

         (iv) Only employees of the Company and its subsidiary corporations shall be eligible to receive incentive stock options.

         7. OPTION PRICE; FAIR MARKET VALUE. The price at which shares of Stock may be purchased pursuant to an Option shall be not less than the fair market value of the shares of Stock on the date the Option is granted, and the Committee in its discretion may provide that the price at which shares may be so purchased shall be more than such fair market value. For all purposes of this Plan, the "fair market value" of the Stock shall be the closing selling price of the Stock as reported in The Wall Street Journal for the last trading day before the date as of which such fair market value is to be determined.

         8. DURATION OF OPTIONS. Subject to paragraph 6 (i), no Option shall be exercisable after the expiration of ten years from the date such Option is granted. An Option shall expire immediately following the last day on which such Option is exercisable pursuant to this Paragraph 8 or any decision of the Committee made pursuant to Paragraph 9.

         9. AMOUNT EXERCISABLE. Subject to Paragraph 6(iii), the Committee in its discretion may provide that an Option shall be exercisable throughout the term of the Option or during any lesser period of time commencing on or after the date of grant of the Option and ending upon or before the expiration of the term. Each Option may be exercised, so long as it is valid and outstanding, from time to time in part or as a whole, subject to any limitations with respect to the number of shares for which the Option may be exercised at a particular time and to such other conditions as the Committee in its discretion may specify upon granting the Option.

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         10. EXERCISE OF OPTIONS. Options shall be exercised by the delivery of written notice to the Company setting forth the number of shares of Stock with respect to which the Option is to be exercised. together with cash, certified check, bank draft or postal or express money order payable to the order of the Company for an amount equal to the Option price of such shares of Stock, or at the election of the Optionee, unless the terms of the Option provide to the contrary, by exchanging shares of Stock owned by the Optionee, so long as the exchanged shares of Stock plus cash (or certified check) paid, if any, have a total fair market value (determined in accordance with Paragraph 7, as of the date of exercise) equal to the purchase prices for such shares to be acquired upon exercise of said Option, and specifying the address to which the certificates for such shares are to be mailed. Whenever an Option is exercised by exchanging shares of Stock theretofore owned by the Optionee: (1) no shares of Stock received upon exercise of that Option thereafter may be exchanged to pay the Option price for additional shares of Stock within the following six months; and (2) the Optionee shall deliver to the Company certificates registered in the name of such Optionee representing a number of shares of Stock legally and beneficially owned by such Optionee, free of all liens, claims, and encumbrances of every kind, accompanied by stock powers duly endorsed in blank by the record holder of the shares represented by such certificates, with signature guaranteed by a commercial bank or trust company or by a brokerage firm having a membership on a registered national stock exchange. Such notice may be delivered in person to the Secretary of the Company, or may be sent by mail to the Secretary of the Company, in which case delivery shall be deemed made on the date such notice is received. As promptly as practicable after receipt of such written notification and payment, the Company shall deliver to the Optionee certificates for the number of shares with respect to which such Option has been so exercised, issued in the Optionee's name; provided, that such delivery shall be deemed effected for all purposes when a stock transfer agent of the Company shall have deposited such certificates in the United States mail, addressed to the Optionee, at the address specified pursuant to this Paragraph
10. The delivery of certificates upon the exercise of Options may, in the discretion of the Committee, be subject to any reasonable conditions, including, but not limited to (a) payment to the Company by the person exercising such Option of the amount, determined by the Company, of any tax liability of the Company (including but not limited to employment taxes required to be withheld) resulting from such exercise, or from a sale or other disposition of the stock issued upon exercise of such Option (or a stock option granted under another plan of the Company), if such sale or other disposition might be a "disqualifying disposition" described in Section 422A(a) of the Code and (b) agreement by the person exercising such Option to provide the Company with such information as the company might reasonably request pertaining to such exercise, sale or other disposition. In its discretion, the Committee may provide that the Optionee may elect to have the Company accept or retain Stock as payment of an Optionee s liability to the Company, as set forth in (a), above. The Company has the discretion to buy back shares of Stock resulting from stock option exercises by any officer of the Company, and the Applicable Funds, as defined in the Plan, will include the delivery of instructions to retain the exercise price from the proceeds of the sale of the shares of Stock.

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         11. TRANSFERABILITY OF OPTIONS. Options shall not be transferable by the Optionee other than by will or under the laws of descent and distribution, and shall be exercisable, during the Optionee's lifetime, only by the Optionee, or his legal guardian or representative; provided, however, the Committee, in its sole discretion, may grant Options that are transferable by the Optionee to
(i) immediate family members (such as children, grandchildren or spouse); (ii) trusts for the benefit of the Optionee's immediate family members; and (iii) partnerships in which immediate family members are the only partners.

         12. TERMINATION OF EMPLOYMENT OF OPTIONEE. Except as may be otherwise expressly provided herein, Options shall terminate on such date as shall be selected by the Committee in its discretion. If an Optionee is an employee of the Company or of a subsidiary corporation at the time an Option is granted, and, before the date of expiration of the Option, the Optionee and the Company or its subsidiary corporation sever the employment relationship for any reason (except as otherwise provided for herein), the Option shall terminate not later than one day less than three months following severance of the employment relationship. If an Optionee is a director or affiliate (and not an employee) of the Company at the time an Option is granted to him, and he ceases to be a director or affiliate (except as otherwise provided for herein), the Option shall terminate not later than one day less than the three months following the date he ceases to be a director or affiliate; provided that the Committee may extend such date if such person becomes an employee of the Company. Whether authorized leave of absence, or absence on military or government service, shall constitute severance of the employment relationship between the Company or its subsidiary corporation and the Optionee, shall be determined by the Committee at the time thereof. If, before the date of expiration of the Option, the Optionee shall be retired in good standing from the employ of the Company for reasons of age or disability under the then established rules of the Company, the Option shall terminate on the earlier of such date of expiration or one year after the date of such retirement. In the event of such retirement, the Optionee shall have the right prior to the termination of such Option to exercise the Option to the extent to which he was entitled to exercise such Option immediately prior to such retirement; however, in the event that the Optionee has retired on or after attaining the age of sixty-two (62) years. The Optionee shall be entitled to exercise all or any part of such Option. Upon the death of the Optionee, his executors, administrators, or any person or persons to whom his Option may be transferred by will or by the laws of descent and distribution, shall have the right, at any time prior to the earlier of the date of expiration or one year following the date of such death, to exercise the Option, in whole or in part (without regard to any limitations imposed pursuant to Paragraph 9 hereof). In the event that the Committee grants an Option designating it as an incentive stock option, and the Optionee's employment status changes, but such person continues as a director or an affiliate of the Company, then the Company in its discretion may, upon request of the Optionee, elect that the Option previously granted shall continue in full force and effect as a non-qualified stock option. In the event that the Committee grants an Option designating it as a non-qualified stock option, and the person's status with the Company or its subsidiary corporations changes, but such person continues as an affiliate of the Company, then the Company in its discretion may elect that the Option previously granted shall continue in full force and effect. The Committee shall be permitted, in its discretion, to grant to any employee an Option which is an incentive stock option or a non-qualified stock option with a provision

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that the Option shall continue in full force and effect as a non-qualified stock option if the person's status with the Company or its subsidiary changes, but such person continues as an affiliate of the Company.

         13. REQUIREMENTS OF LAW. The Company shall not be required to sell or issue any shares under any Option if the issuance of such shares shall constitute a violation by the Optionee or the Company of any provisions of any law or regulation of any governmental authority. In addition, in connection with the Securities Act of 1933 (as now in effect or hereafter amended), upon exercise of any Option, the Company shall not be required to issue Stock unless the Committee has received evidence satisfactory to it to the effect that the holder of such Option will not transfer such shares except pursuant to a registration statement in effect under such Act or unless a reasonably satisfactory opinion of counsel addressed to the Company has been received by the Company to the effect that such registration is not required. Any determination in this connection by the Committee shall be final, binding and conclusive. In the event the shares issuable on exercise of an Option are not registered under the Securities Act of 1933, the Company may imprint the following legend or any other legend which counsel for the Company considers necessary or advisable to comply with the Securities Act of 1933:

         "The shares of stock represented by this certificate have not been registered under the Securities Act of 1933 or under the securities laws of any State and may not be sold or transferred except upon such registration or upon receipt by the Corporation of an opinion of counsel satisfactory to the Corporation, in form and substance satisfactory to the Corporation, that registration is not required for such sale or transfer."

         The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act of 1933 (as now in effect or as hereafter amended); and in the event any shares are so registered the Company may remove any legend on certificates representing such shares. The Company shall not be obligated to take any other affirmative action in order to cause the exercise of an Option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority.

         14. NO RIGHTS AS STOCKHOLDER. No Optionee shall have rights as a Stockholder with respect to shares covered by any Option until the date of issuance of a stock certificate for such shares; and, except as otherwise provided in Paragraph 16 hereof, no adjustment for dividends, or otherwise, shall be made if the record date thereof is prior to the date of issuance of such certificate.

         15. NO EMPLOYMENT OBLIGATION. The granting of any Option shall not impose upon the Company any obligation to employ or continue to employ any Optionee; and the right of the Company to terminate the employment of any employee shall not be diminished or affected by reason of the fact that an Option has been granted to the employee.

         16. CHANGES IN THE COMPANY'S CAPITAL STRUCTURE. The existence of outstanding Options shall not affect in any way the right or power of the Company or its stockholders to

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make or authorize any or all adjustments. recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

         If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of the Stock outstanding, without receiving compensation therefor in money, services or property, then (a) the number, class and per share price of shares of stock subject to outstanding Options hereunder shall be appropriately adjusted in such a manner as to entitle an Optionee to receive upon exercise of an Option, for the same aggregate cash consideration, the same total number and class of shares as he would have received had he exercised his Option in full immediately prior to the event requiring the adjustment; and (b) the number and class of shares then reserved for issuance under the Plan shall be adjusted by substituting for the total number and class of shares of Stock then reserved that number and class of shares of stock that would have been received by the owner of an equal number of outstanding shares of each class of Stock as the result of the event requiring the adjustment.

         After a merger of one or more corporations into the Company, or after a consolidation of the Company and one or more corporations in which the Company shall be the surviving corporation, each holder of an outstanding Option shall, at no additional cost, be entitled upon exercise of such Option to receive (subject to any required action by stockholders) in lieu of the number and class of shares as to which such Option would have been so exercisable in the absence of such event, the number and class of shares of stock or other securities to which such holder would have been entitled pursuant to the terms of the agreement of merger or consolidation if, immediately prior to such merger or consolidation, such holder had been the holder of record of the number and class of shares of Stock equal to the number and class of shares as to which such Option shall be so exercised.

         Immediately upon a Change of Control, all outstanding Options shall be deemed fully vested. For all purposes of the Plan, a Change of Control shall be deemed to have occurred if, with or without the approval of the Board of Directors of the Company, any of the following events shall occur (i) more than 25% of the voting power of the Company's outstanding securities entitled to vote in elections of directors shall be acquired by any person (as such term is used in Sections 13(d) and 14(d) of the Securities and Exchange Act of 1934) except with respect to any Optionee who is included in any such person; or (ii) as the result of a tender offer, merger, consolidation, sale of assets or contested election, or any combination of such transactions, the persons who were directors of the Company immediately before the transaction shall cease to constitute a majority of the Board of Directors of the Company or of any successor to the Company.

         Except as hereinbefore expressly provided, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or

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for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect and no adjustment by reason thereof shall be made with respect to, the number, class or price of shares of Stock then subject to outstanding Options.

         17. AMENDMENT OR TERMINATION OF PLAN. The Board of Directors may modify, revise or terminate this Plan at any time and from time to time; provided, however, that without the further approval of the holders of at least a majority of the shares of stock of the Company present in person or by proxy and entitled to vote on the election of directors, the Board may not increase the aggregate number of shares which may be issued under Options pursuant to provisions of the Plan, change the class of employees eligible under the Plan, materially modify the requirements as to director, officer and affiliate eligibility for participation in the Plan, or materially increase the benefits accruing to participants under the Plan. Consistent with the foregoing limitations, the Committee shall determine whether and to what extent any amendment, modification, revision or termination will affect any outstanding Options.

         18. WRITTEN AGREEMENT. Each Option granted hereunder shall be embodied in a written option agreement, which shall be subject to the terms and conditions prescribed above and shall be signed by the Optionee and by the Chairman of the Board, the Vice Chairman, the President or any Vice President of the Company for and in the name and on behalf of the Company. Such an option agreement shall contain such other provisions as the Committee in its discretion shall deem advisable.

         19. INDEMNIFICATION OF COMMITTEE. The Company shall indemnify each present and future member of the Committee against, and each member of the Committee shall be entitled without further act on his part to indemnity from the Company for, all expenses (including the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself) reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his being or having been a member of the Committee whether or not he continues to be such member Of the Committee at the time of incurring such expenses; provided, however, that such indemnity shall not include any expenses incurred by any such member of the Committee (a) in respect of matters as to which he shall be finally adjudged in any such action, suit or proceeding to have been guilty of gross negligence or willful misconduct in the performance of his duty as such member of the Committee or (b) in respect of any matter in which any settlement is effected, to an amount in excess of the amount approved by the Company on the advice of its legal counsel; and provided further that no right of indemnification under the provisions set forth herein shall be available to or enforceable by any such member of the Committee unless, within sixty (60) days after institution of any such action, suit or proceeding, he shall have offered the Company. in writing, the opportunity to handle and defend same at its own expense. The foregoing right of indemnification shall inure to the benefit of the heirs, executors or administrators of each such member of the Committee and shall be in addition to all other rights to which such member of the Committee may be entitled as a matter of law, contract or otherwise.

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         20. ADOPTION, APPROVAL AND EFFECTIVE DATE OF PLAN. The Plan shall be considered adopted and shall become effective on the date the Plan is approved by the Board of Directors of the Company; provided, however, that the Plan and any grants of Options thereunder, shall be void, if the stockholders of the Company shall not have approved adoption of the Plan within twelve months after such effective date.

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